UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2007

AMB Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-23182	35-1905382
(State or other jurisdiction)	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

Address of principal executive offices: 8230 Hohman Avenue, Munster, IN 46321

Registrant’s telephone number, including area code: (219) 836-5870

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2007, AMB Financial Corp. (the “Company”), the holding company for American Savings, FSB (the “Bank”), announced the retirement of Clement B. Knapp, Jr. as President and Chief Executive Officer and the appointment of Michael Mellon as President and Chief Executive Officer of both the Company and Bank, effective December 8, 2007.

Mr. Knapp has served as Chairman of the Board, President and Chief Executive Officer of American Savings, FSB since 1977 and has acted in all of such capacities with AMB Financial since its incorporation in 1993. Mr. Knapp will continue to serve as Chairman of the Board of both the Company and Bank.

Mr. Mellon, age 38, has served as an executive of the Bank since 1993, most recently as Executive Vice President. Mr. Mellon also serves as a Councilman for the Town of Munster as well as a Member of the Indiana Bankers Government Relations Committee. He received his Masters Degree in Business Administration from Purdue University.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits. Exhibit 99.1 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMB FINANCIAL CORPORATION

DATE: December 3, 2007	By:	/s/ Clement B. Knapp, Jr.
Clement B. Knapp, Jr. President and Chief Executive Officer